SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant   [x]
Filed by a party other than the Registrant   [ ]
Check the appropriate box:
[ ] Preliminary proxy statement    [ ]  Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                   Micrel, Incorporated
                    (Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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 [ ]  Fee paid previously with preliminary materials:
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 [ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                              MICREL, INCORPORATED
                               1849 Fortune Drive
                            San Jose, California 95131

                     Notice of Annual Meeting of Shareholders
                             To Be Held May 22, 1997

To the Shareholders of Micrel, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Micrel, Incorporated, a California corporation (the "Company"), will be held at the Company's offices located at 1931 Fortune Drive, San Jose, California 95131 on May 22, 1997 at 10:00 a.m., local time, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect five directors of the Company to serve until the 1998 Annual Meeting or until their successors are duly elected and qualified;

     2. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

          The Board of Directors has fixed the close of business on April 3, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the 1997 Annual Meeting of Shareholders and any adjournment or postponement thereof.

          WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                        By Order of the Board of Directors,






                                        Raymond D. Zinn
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

San Jose, California
April 17, 1997

                              MICREL, INCORPORATED
                               1849 Fortune Drive
                            San Jose, California 95131
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                         Annual Meeting of Shareholders
                                  May 22, 1997

     The enclosed proxy is solicited on behalf of the Board of Directors of Micrel, Incorporated, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., local time, at the Company's offices at 1931 Fortune Drive, San Jose, California 95131, on May 22, 1997, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock of record on April 3, 1997 will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held. With respect to the election of directors, a shareholder may cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled and allocate such votes for all or as many director-nominees as he or she may designate provided that such shareholder has given notice at the Annual Meeting of his or her intention to cumulate votes prior to the voting and then cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. At the close of business on the record date, there were approximately 9,385,793 shares of the Company's Common Stock outstanding.

     The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but are not counted for any purpose in determining whether a matter is approved. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy for quorum purposes, but which are not voted on a particular matter.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company prior to the meeting, or by attending the Annual Meeting and electing to vote in person.

     The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the instructions contained therein, and in the absence of instructions, such shares will be voted FOR the nominees for director named herein, and FOR the ratification of auditors and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting.

     This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 17, 1997. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                                  PROPOSAL NO. 1
                               ELECTION OF DIRECTORS

     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors to be elected is five. Directors will hold office from the time of their election until the next Annual Meeting or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

     The following five persons have been nominated by the Board of Directors for election to the Board: Raymond D. Zinn, Warren H. Muller, Larry L. Hansen, George Kelly and Dale L. Peterson. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.


     The experience and background of each of the nominees are set forth below.

     Raymond D. Zinn, age 59, is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company's inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

     Warren H. Muller, age 58, is a co-founder of the Company and has served as a member of the Company's Board of Directors and as its Vice President of Test Operations since the Company's inception in 1978. He was previously employed in various positions in semiconductor processing and testing at Electronic Arrays, Inc. and General Instruments Corporation. Mr. Muller holds a B.S.E.E. from Clarkson College.

     Larry L. Hansen, age 68, joined the Company's Board of Directors in June 1994. From October 1988 to January 1991, Mr. Hansen served as Executive Vice President of Tylan General, Inc. From February 1964 to September 1988, Mr. Hansen was employed by Varian Associates, where he last served as Executive Vice President. From 1975 to 1979, Mr. Hansen served as Chairman of the U.S. Department of Commerce Technical Advisory Committee on Semiconductor Manufacturing Equipment. Mr. Hansen serves on the Board of Directors of Signal Technology Corp., Electro Scientific Industries, Inc. and Tylan General, Inc.

     George Kelly, age 62, joined the Company's Board of Directors in June 1994. He is a retired audit partner of Deloitte & Touche LLP, where he worked for thirty years until his retirement in June 1989. He is also an adjunct lecturer at Santa Clara University and serves on the Board of Directors of Ion Systems, Inc., a private company.

     Dale L. Peterson, age 61, joined the Company's Board of Directors in June 1994. He is currently Chief Executive Officer and Chairman of the Board of Directors of Signal Technology Corp., where he has been employed since 1989. Mr. Peterson served as President of Signal Technology Corp. until 1993.

                       THE BOARD OF DIRECTORS RECOMMENDS
                  A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of February 28, 1997, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.


      5% SHAREHOLDERS, DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS


                                                             Number of Shares
 5% Shareholders, Directors, Nominees and Named            Beneficially Owned(1)
    Executive Officers                                     ---------------------
                                                            Number    Percent(2)
                                                           --------- -----------
Wasatch Advisors, Inc.
   68 South Main Street, Suite 400
   Salt Lake City, Utah 84101(3)........................    854,006      9.1%
The Capital Group of Companies, Inc., Capital
Research and Management Company, and SMALLCAP
World Fund, Inc.
   333 South Hope Street
   Los Angeles, CA 90071(4).............................    598,000      6.4%
Raymond D. Zinn.........................................  1,575,500     16.8%
Warren H. Muller........................................  1,502,600     16.0%
Lawrence R. Sample(5)...................................    199,989      2.1%
John D. Husher..........................................    150,047      1.6%
Robert J. Barker(6).....................................     40,000       *
Larry L. Hansen(7)......................................      3,750       *
George Kelly(7).........................................      3,750       *
Dale L. Peterson(7).....................................      4,750       *
All executive officers and directors as a group
(9 persons)(8)..........................................  3,480,386     36.3%
--------------------
 * Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the tables have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Percentage beneficially owned is based on 9,385,793 shares outstanding as of February 28, 1997.
(3) Based on a Schedule 13G dated February 14, 1997, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to 854,006 shares of the Company's Common Stock as of December 31, 1996.
(4) Based on a Schedule 13G dated February 12, 1997, Capital Group Companies, Inc., Capital Research and Management Company, and SMALLCAP World Fund, Inc. have sole dispositive power with respect to 598,000 shares of the Company's Common Stock as of December 31, 1996.
(5) Includes 162,900 shares subject to stock options exercisable within 60 days of February 28, 1997. Also includes 1,500 shares held by Mr. Sample as custodian for his minor son under the California Uniform Transfers to Minors Act.
(6) Includes 40,000 shares subject to stock options exercisable within 60 days of February 28, 1997.

(7) Includes 3,750 shares subject to stock options exercisable within 60 days of February 28, 1997.
(8) Includes 214,150 shares subject to stock options exercisable within 60 days of February 28, 1997.


Relationships Among Directors or Executive Officers

     There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

     The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 31, 1996 (the "Fiscal Year"). Each current member of the Board of Directors nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which he served during the Fiscal Year. The Company has standing Audit and Compensation Committees of the Board of Directors. The Board of Directors does not have a nominating committee or committee performing the functions of a nominating committee.

     Audit Committee. The Audit Committee, consisting of Messrs. Peterson and Kelly, reviews with the Company's independent auditors and management the scope and results of the annual audit, the scope of other services provided by the Company's independent auditors, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of the independent auditors, as well as other matters which may come before it or as directed by the Board of Directors. The Audit Committee met five times during the Fiscal Year.

     Compensation Committee. The Compensation Committee consists of Messrs. Kelly and Hansen. Mr. Zinn served on the Compensation Committee until his resignation from such committee in May 1996. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and all bonus and stock compensation to employees, administers the Company's stock option plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee met four times during the Fiscal Year.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee was formed in July 1994 to review and approve the compensation and benefits for the Company's key executive officers, administer the Company's stock option plans and make recommendations to the Board of Directors regarding such matters. The Compensation Committee is currently composed of Messrs. Hansen and Kelly, neither of whom is an officer of the Company. Mr. Zinn, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, was appointed by the Board of Directors to the Compensation Committee on November 9, 1995 and served on the Compensation Committee until his resignation from such committee in May 1996. While serving on the Compensation Committee, Mr. Zinn was excluded from any discussions regarding the final determination of his own compensation.

Employment Agreements

     None of the Named Executive Officers has an employment agreement with the Company.

Compensation of Directors

     Non-employee directors of the Company received $500 in compensation for each Board of Directors meeting attended and $500 for each Committee meeting not held in conjunction with a Board meeting.

     The Company's 1994 Stock Option Plan (the "1994 Option Plan") provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. On the date of each annual shareholders' meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable at a rate of 25% per year commencing on the first anniversary of the date of grant, such that the option is fully exercisable four years from the grant date. On May 16, 1996, Messrs. Kelly, Hansen and Peterson received an automatic stock option grant under the Company's 1994 Option Plan for 5,000 shares each of the Company's Common Stock at an exercise price of $17.75 per share.

Compensation Committee Report on Executive Compensation

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

     Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

     The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

     Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer's on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent and
(v) the Company's financial performance, generally. The weight given such factors by the Committee may vary from individual to individual.

     Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation is paid in the form of contingent cash bonuses which are paid annually. The bonus amounts for executive officers are dependent in part on the Company's net income performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive officer has responsibility and satisfactory completion of special projects supervised by the executive officer.

     Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from the stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the Company does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Raymond D. Zinn's base salary for fiscal 1996 was $215,792. Mr. Zinn's base salary for 1996 was established, in part, by comparing the base salaries of chief executive officers at other companies of similar size and geographic location using published compensation sources. Mr. Zinn's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company.
During 1996, the Company granted Mr. Zinn options covering 35,000 shares of Common Stock under the 1994 Plan. The options become vested and are exercisable in increments of 20% over a five-year period.

     Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1997 will exceed the $1 million limit per officer. Under Treasury regulations, any compensation realized by an executive officer with respect to stock options granted under the Company's 1989 Stock Option Plan prior to the first shareholders' meeting in 1998 is expected to qualify as performance-based compensation not subject to the $1 million limitation. Option grants under the 1994 Stock Option Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

                                            COMPENSATION COMMITTEE

                                            Larry L. Hansen, Chairman
                                            George Kelly

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the annual compensation earned during the years ended December 31, 1996, 1995 and 1994 by the Company's Chief Executive Officer and each of the Named Executive Officers:

                          Summary Compensation Table

                                      Annual           Long-Term
                                   Compensation       Compensation
                              ----------------------- ------------
                                                       Securities    All Other
                                                Bonus  Underlying  Compensation
 Name and Principal Position   Year  Salary($) ($)(1)  Options(#)     ($)(2)
----------------------------   ----  ---------  -----  ----------  ------------
Raymond D. Zinn,
  President, Chief Executive   1996  $215,792 $100,000    35,000     $39,310(3)
  Officer and Chairman of the  1995   222,257   30,000      --         1,390
  Board....................... 1994   193,600   50,000      --           822

                               1996   168,580   23,000    15,000       7,665
Warren H. Muller,              1995   164,188    5,000      --         1,390
  Vice President and Secretary 1994   160,380      --       --           822

John D. Husher,                1996   145,932   18,000    10,000       8,342
  Vice President, Wafer        1995   138,299    5,000      --         1,763
  Fabrication Division........ 1994   137,555    6,800      --           744

                               1996   144,117   17,000    10,000         957
Lawrence R. Sample,            1995   136,359    4,000      --           654
  Vice President, Design...... 1994   131,762    3,000      --           702

Robert J. Barker,              1996   141,277   23,000      --           913
  Vice President, Finance and  1995   132,954    6,000      --           615
  Chief Financial Officer..... 1994    94,583   30,000      --           500

-----------
(1) All bonuses for a particular year reflect amounts earned in that year and paid in the following year.
(2) Represents premiums paid on term life insurance and in 1996, an automobile allowance of $6,000 for each of Messrs. Muller and Husher.
(3) Includes an automobile allowance of $6,375 and $32,935 in premiums paid on Mr. Zinn's behalf for life and disability insurance policies.

                         Option Grants In Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on assumed rates of appreciation and do not represent the Company's estimate of future stock values. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                   Individual Grants
                    -----------------------------------------------


                                                                      Potential Realizable
                      Number of     % of Total                          Value at Assumed
                     Securities       Options    Exercise             Annual Rate of Stock
                     Underlying      Granted to  Price Per             Price Appreciation
                      Options       Employees in   Share   Expiration  for Option Term(5)
                                                                       ------------------
     Name          Granted(#)(1)  Fiscal Year(2) ($/Sh)(3)  Date(4)       5%($)    10%($)
----------------   ------------   ------------- ---------  ---------    --------  --------
Raymond D. Zinn...    35,000           6.75%      $15.13    06/26/01    $146,305  $323,295

Warren H. Muller..    15,000           2.89%      $15.13    06/26/01      62,702   138,555

John D. Husher....    10,000           1.93%      $13.75    06/26/06      86,472   219,139

Lawrence R. Sample    10,000           1.93%      $13.75    06/26/06      86,472   219,139

Robert J. Barker..      --              --          --         --           --         --
------------------

(1) The options were granted pursuant to the Company's 1994 Stock Option Plan. The options will become vested and exercisable at the rate of 20% per year.

(2) Based on a total of 518,500 options granted to employees of the Company in 1996, including the Named Executive Officers.

(3) The options granted to individuals owning less than 10% of the outstanding shares of the Company's Common Stock were granted at an exercise price per share equal to the fair market value based on the closing market value of a share of the Company's Common Stock on the Nasdaq National Market on the date the options were granted. Options granted to individuals owning 10% or more of the shares of the Company's outstanding Common Stock were granted at 110% of the fair market value of the Common Stock on the date of grant.

(4) The options granted to individuals owning less than 10% of the outstanding shares of the Company's Common Stock have a term of ten years subject to earlier termination upon the occurrence of certain events related to termination of employment. Options granted to individuals owning 10% or more of the shares of the Company's outstanding Common Stock have a term of five years.

(5) The potential realizable value is calculated based on the term of the option at its time of grant (five or ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance that the amounts reflected in this table will be achieved.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

     The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1996.

                                             Number of Securities             Value of
                                            Underlying Unexercised           Unexercised
                                                 Options at            In-the-Money Options at
                                              December 31, 1996(#)     December 31, 1996($)(2)
                                            -----------------------    -----------------------
                     Shares      Value
                   Acquired on  Realized
     Name          Exercise(#)   ($)(1)     Exercisable Unexercisable Exercisable Unexercisable
     ----          ----------- ----------- ----------- ------------- ----------- -------------
Raymond D. Zinn...   90,000    $1,255,800        --         35,000        --      $  577,324

Warren H. Muller..   54,400       754,528        --         15,000        --         247,425

John D. Husher....     --           --           --         10,000        --         178,750

Lawrence R. Sample   10,000       127,500     162,900       10,000    $4,988,812     178,750

Robert J. Barker..   40,000       837,500        --        120,000        --       3,495,000

----------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.
(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1996 ($31.625 per share) and the exercise price of the Named Executive Officers' respective options.

Stock Performance Graph

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from the date of the Company's initial public offering (December 9, 1994) through the end of the Company's last fiscal year (December 31, 1996), with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies) and the Hambrecht and Quist Technology Index. The comparison assumes an investment of $100 on December 9, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                [PERFORMANCE GRAPH FOR THE PERIOD DECEMBER 9,
                 1994 THROUGH DECEMBER 31, 1996 APPEARS HERE]




     The following table sets forth the data points used in preparing the Performance Graph:
                                     H&Q Technology      Nasdaq Stock
       Dates         Micrel, Inc.         Index          Market - U.S.
     --------       -----------      ---------------    -------------
     12/09/94            9.00            487.27            233.822
     12/31/94           14.50            516.18            244.462
     01/31/95           15.63            513.81            245.832
     02/28/95           17.75            552.36            258.833
     03/31/95           17.50            574.51            266.502
     04/30/95           17.75            611.00            274.892
     05/31/95           21.13            629.09            281.981
     06/30/95           23.00            696.94            304.832
     07/31/95           23.50            757.33            327.239
     08/31/95           28.00            771.71            333.871
     09/30/95           28.00            793.66            341.548
     10/31/95           22.75            803.87            339.592
     11/30/95           16.50            799.32            347.565
     12/31/95           19.50            775.02            345.715
     01/31/96           18.75            792.26            347.424
     02/29/96           15.13            822.47            360.665
     03/31/96           14.25            790.50            361.864
     04/30/96           17.00            876.73            391.879
     05/31/96           16.50            888.94            409.872
     06/30/96           16.75            826.80            391.401
     07/31/96           17.25            748.15            356.543
     08/31/96           18.25            792.53            376.521
     09/30/96           23.75            880.39            405.339
     10/31/96           20.50            865.38            400.897
     11/30/96           25.13            950.86            425.742
     12/31/96           31.63            929.94            425.258

                                 PROPOSAL NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 1997. Deloitte & Touche has been the Company's independent auditors since 1980. In the event that ratification of this selection of auditors is not approved by a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy, management will reconsider its future selection of auditors.

     A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the shareholders.

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Deloitte & Touche as the independent auditors for the Company for the fiscal year ending December 31, 1997.


                        THE BOARD OF DIRECTORS RECOMMENDS

       A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS


                                  OTHER MATTERS


Annual Report and Financial Statements

     The 1996 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 1996, has accompanied or preceded this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities Exchange Commission and to The Nasdaq Stock Market, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

     Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 1996, all Reporting Persons complied with all applicable filing requirements.

Shareholder Proposals

     Subject to Securities and Exchange Commission regulations, proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Secretary of the Company no later than December 18, 1997 to be included in the Company's 1998 Proxy Statement.

Other Business

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                        By Order of the Board of Directors,






                                        Raymond D. Zinn
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors


April 17, 1997
San Jose, California

                                                                       PROXY

                              MICREL, INCORPORATED
                               1849 FORTUNE DRIVE
                               SAN JOSE, CA 95131

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 22 1997.

     Raymond D. Zinn and Robert J. Barker, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the "Company"), to be held on Thursday, May 22, 1997, and any adjournment or postponement thereof.

     Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: Raymond D. Zinn, Warren H. Muller, Larry L. Hansen, George Kelly and Dale L. Peterson.




                 (Continued, and to be signed on the other side)


                             DETACH AND FOLD HERE


                                     Micrel
                          Annual Shareholders Meeting

                             Thursday, May 22, 1997
                                    10:00 am

                               1931 Fortune Drive
                               San Jose, CA 95131


                               IMPORTANT Reminder

Whether or not you plan to attend this meeting, your vote is important to us. We urge you to complete, detach and mail the proxy card as soon as possible in the enclosed envelope.

We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.

                                                         Please Mark
                                                         your votes      [  X  ]
                                                         as indicated

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2.


Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR item 2.

                                            FOR      WITHHOLD
1. Election of Directors (see reverse):     [  ]       [  ]

FOR, except vote withheld from the following nominee(s):
---------------------------------------------------
---------------------------------------------------

                                       2. To ratify the appointment of
                                          Deloitte & Touche LLP as the Company's
                                          independent auditors for the fiscal
                                          year ending December 31, 1997:

                                          FOR  AGAINST  ABSTAIN
                                          [  ]   [  ]    [  ]

                                       3. In their discretion, the Proxies are
                                          authorized to vote upon such other
                                          business as may properly come
                                          before the Annual Meeting.


                                          MARK HERE FOR ADDRESS
                                          CHANGE AND NOTE AT RIGHT [  ]


                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          THIS PROXY CARD PROMPTLY USING THE
                                          ENCLOSED REPLY ENVELOPE.


Signature(s)                                               Date            1997
            -----------------------------------------------       ----------
NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                               FOLD AND DETACH HERE




Travel Directions
to Micrel
(for meeting appointments)

From San Francisco Int'l Airport
or San Francisco via US 101:

  Take US 101 south (towards San
  Jose); exit Montague Expwy.;
  right at Trade Zone Blvd.; immedi-
  ate right at Ringwood Ave., left on
  Fortune Dr.

From San Jose Int'l Airport:                             [MAP TO MICREL OFFICE
                                                         OFFICE DISPLAYED HERE]

  Take Airport Parkway (becomes
  Brokaw Rd. then Murphy Rd.); left
  on Ringwood Ave.; right on
  Fortune Dr.

From San Francisco via I-280

  Take I-280 South (toward San
  Jose); exit I-880 north (toward
  Oakland); exit Montague Expwy.
  east; right at Trade Zone Blvd.;
  immediate right at Ringwood
  Ave., left on Fortune Dr.